UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2007

American Medical Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19195	38-2905258
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5655 Bear Lane
Corpus Christi, TX 78405

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (361) 289-1145

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Change in President/Chief Executive Officer

Roger W. Dartt, the Chief Executive Officer and President of American Medical Technologies, Inc. (the “Company”), has resigned those positions on February 2, 2007.   Mr. Dartt will remain as a director and Chairman of the Board of the Company.

On February 2, 2007, the Board of Directors elected Judd D. Hoffman to serve as the Chief Executive Officer and President of the Company.  Mr. Hoffman served as a sales consultant to the Company beginning July 2006, until his election as  the Company’s Vice President of World Wide Sales and Operations in September of 2006 and he was elected a director of the Company in November, 2006.   He served as Vice President of World Wide Sales for Remedent Inc, a manufacturer and distributor of cosmetic dentistry products, including a full line of professional dental and retail “Over-The-Counter” tooth whitening products which are distributed in Europe, and recently in Asia and the United States, from September 1, 2005 to June 1, 2006.  Prior to joining Remedent and since March 3, 2003, Mr. Hoffman served as Executive Director of International Sales and Operations for Discus Dental, Inc., a leading global direct manufacturer and marketer of professional and consumer dental products  (“Discus”). Prior to joining Discus, he served as an independent consultant  for international sales and operations for various clients after his prior employer, Junroo Netcommunications, Inc. (“Junroo”) was acquired February 2, 2002 At Junroo,  Mr. Hoffman served as Chief Operating Officer and Sr. Vice President of Global Business Development, since co-founding the company in 1998.

The Company entered into a three-year employment agreement with Mr. Hoffman providing for an annual salary of $210,000, together with potential bonuses based upon operating profit in future periods.  The contract also provides for the grant of stock options for a total of 850,000 shares of common stock of the Company at an exercise price of $.20 per share.  Options for 100,000 shares are immediately exercisable and options for the remaining 750,000 shares vest at a rate of 250,000 shares per year, on each of the first through the third anniversary of the employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL TECHNOLOGIES, INC.

February 8, 2007	By:	/s/ Judd D. Hoffman
Judd D. Hoffman
Chief Executive Officer